Exhibit 99.1
Pinnacle Airlines Corp. Announces 2009 Third Quarter Earnings

Company records Consolidated Earnings per Share excluding nonrecurring items of $0.40

MEMPHIS, TN – November 3, 2009 – Pinnacle Airlines Corp. (NASDAQ: PNCL) (the “Company”) today reported third quarter 2009 net income of $11.4 million and fully diluted earnings per share (“EPS”) of $0.62.  Excluding a gain related to the sale of the Company’s Auction Rate Securities (“ARS”) portfolio, the Company achieved net income and EPS of $7.3 million and $0.40, respectively, in the third quarter of 2009.  This represents increases of 6% and 5%, respectively, over net income of $6.9 million and EPS of $0.38 in the third quarter of 2008 (excluding certain special items).  The Company reported consolidated operating income of $23.8 million in the third quarter of 2009, an increase of 13% over consolidated operating income of $21.1 million in the third quarter of 2008, excluding special items.

“Once again, our People at Colgan Air and Pinnacle Airlines have delivered consistent financial performance for our shareholders, despite the many challenges facing our industry today,” said Phil Trenary, the Company’s President and Chief Executive Officer.  “I offer my thanks to all of our People for the outstanding job they perform day in and day out.”

For the nine months ended September 30, 2009, the Company reported net income of $36.2 million and EPS of $2.01.  In addition to the gain on the sale of the Company’s ARS portfolio recorded during the third quarter, the Company’s year-to-date financial results include a number of previously announced special items that increased net income by $14.9 million.  These nonrecurring items, along with special items that occurred in 2008, are listed in the attached table “Reconciliation of Non-GAAP Disclosures.”  Excluding these special items, the Company achieved net income of $17.6 million for the nine months of 2009, an increase of 51% over net income of $11.7 million year-to-date in 2008.  Year-to-date 2009 EPS excluding these nonrecurring items was $0.97, an increase of 49% over EPS of $0.65 year-to-date in 2008.

Recent Significant Financial Events

The Company completed a number of transactions during the third quarter of 2009 to increase its liquidity in preparation for the first quarter of 2010 when holders of its remaining outstanding 3.25% senior convertible notes (the “Notes”) may require the Company to repurchase the Notes.  These transactions included the following:

-- The Company completed a $25 million, three-year term loan financing with C.I.T. Leasing secured by its pool of spare rotable and expendable aircraft parts.  The interest rate for this financing is a variable rate indexed to LIBOR and was 8.5% at September 30, 2009.

-- The Company sold its portfolio of ARS as part of a settlement with a financial institution.  After repayment of a related credit facility, the Company netted an additional $27 million in cash proceeds from the sale.  In addition, the Company received options to repurchase the ARS at any time during the next three years should the market for ARS become more liquid.  The Company recorded a net gain of $4.2 million on the settlement.  The Company has recorded the options as an asset at their fair value of $4.1 million at September 30, 2009.  The Company will record in earnings any change in the fair value of its unexercised options each quarter during the three-year term of the options.

-- The Company repurchased approximately $78 million par value of the Notes at a purchase price of $75 million.  After completion of this purchase, approximately $31 million par amount of the Notes remains outstanding.

“We laid out a number of liquidity objectives at the beginning of the year, and I’m pleased to report that we’ve made great strides in accomplishing them,” said Peter Hunt, the Company’s Chief Financial Officer.  “We have made tremendous progress in deleveraging our balance sheet and increasing our liquidity.”

Third Quarter 2009 Financial and Operating Results

During the third quarter of 2009, Pinnacle Airlines, Inc. (“Pinnacle”), the Company’s regional jet operating subsidiary, completed 106,802 block hours and 71,002 departures, a decrease and increase of (1)% and 6%, respectively, over the same period in 2008.  Capacity increases associated with Pinnacle’s new CRJ-900 aircraft fleet operating under the Delta Connection Agreement (“DCA”) were partially offset by a (1)% decrease in the average number of CRJ-200 aircraft as compared to 2008.  In addition, Pinnacle has experienced a (5)% decrease in aircraft utilization of its fleet, primarily from route network changes resulting in shorter average flights.  Colgan Air, Inc. (“Colgan”), the Company’s regional turboprop operating subsidiary, completed 36,255 block hours and 29,332 departures during the third quarter, decreases of (16)% and (15)%, respectively, over the same period in 2008.  The decrease in operations is primarily related to the retirement of seven Saab and Beech aircraft in conjunction with eliminating certain markets operated under the Company’s pro-rate agreements. Also contributing to this decrease was a reduction of one Q400 aircraft in Colgan’s fleet during the three months ended September 30, 2009 as compared to the same period in 2008.

The Company recorded consolidated operating revenue during the third quarter of 2009 of $217.2 million, a decrease of $4.6 million, or 2%, over the same period in 2008. This decrease is primarily related to a reduction in Colgan’s pro-rate operations and the decrease in Pinnacle’s capacity noted above.  Consolidated operating income was $23.8 million for the third quarter of 2009.  Consolidated operating income for the third quarter of 2008 was approximately $21.1 million, excluding nonrecurring items.  Pinnacle reported third quarter 2009 operating income and an operating margin of $15.7 million and 10.1%, respectively, an increase of $3.7 million and 2.0 points, respectively, from the third quarter of 2008.  Increases in Pinnacle’s operating income related to its new CRJ-900 operations were partially offset by unit cost increases related to salaries, wages and benefits and maintenance.

Colgan reported operating income and an operating margin of $8.1 million and 13.1%, a decrease of $1.0 million and 0.7 points, respectively, from the third quarter of 2008, excluding nonrecurring items.  Colgan’s unit revenue in its pro rate operations declined by (4)% due to the current economic conditions.  Offsetting this decline in unit revenue, Colgan’s average fuel cost per gallon decreased (44)% during the quarter, as compared to 2008.  During the third quarter of 2009, Colgan also accelerated the amortization of certain slots that it plans to vacate in early 2010, increasing depreciation and amortization by $0.6 million.  In addition, Colgan recorded a one-time reduction of maintenance expense of $1.4 million in the third quarter of 2008 related to the adjustment of certain maintenance accruals.

Net nonoperating expense was $7.4 million for the third quarter of 2009, including the previously discussed $4.2 million net investment gain related to the Company’s ARS portfolio.  Net nonoperating expense for the same period in 2008 was $11.3 million.  Interest expense for the third quarter was $12.0 million, a decrease of $0.8 million from the third quarter of 2008.  Interest income decreased by $1.0 million, primarily from a decrease in interest rates earned on invested assets.  Interest expense includes $2.1 million and $2.5 million of additional expense for the third quarter of 2009 and 2008 related to the Company’s previously disclosed adoption of a new accounting standard, which resulted in a change in the Company’s accounting for the Notes.  Prior year amounts have been restated to reflect the new accounting standard.  The effect of this change was a non-cash reduction to EPS of $0.06 and $0.08 for the third quarter of 2009 and 2008, respectively.

Cash and Cash Equivalents

The Company ended the quarter with $81.2 million in unrestricted cash and cash equivalents.  The Company generated $21.2 million in cash and cash equivalents from operating activities during the third quarter of 2009.  Net cash provided by investing activities for the three months ended September 30, 2009 was $24.8 million, primarily resulting from the Company’s sale of its ARS portfolio.  Net cash used in financing activities for the three months ended September 30, 2009 totaled $59.0 million, comprised of $75 million used to repurchase a portion of the Notes and $8.2 million of scheduled principal payments on long-term debt obligations, partially offset by $24.2 million in net proceeds received from its term loan with C.I.T. Leasing.

About Pinnacle Airlines Corp.

Pinnacle Airlines Corp., an airline holding company, is the parent company of Pinnacle Airlines, Inc. and Colgan Air, Inc.  Pinnacle Airlines, Inc. operates under Delta brands and operates 126 CRJ-200 and 16 CRJ-900 regional jet aircraft throughout the United States and in the District of Columbia, Belize, Mexico, Turks and Caicos Islands, the U.S. Virgin Islands and three Canadian provinces. Colgan Air, Inc. operates as Continental Connection, United Express and US Airways Express and operates a fleet of 14 Q400 and 34 Saab aircraft throughout the United States and Canada.  For further information about the Company, please refer to the Company’s Form 10-Q for the three months ended September 30, 2009, which will be filed with the SEC shortly.

Non-GAAP Disclosures

This release and certain tables accompanying this release include certain financial information not prepared in accordance with generally accepted accounting principles ("GAAP"), Colgan’s operating income, Colgan’s operating margin, the Company's operating income, operating margin, pre-tax income, net income and EPS for the three and nine months ended September 30, 2009 and 2008, excluding nonrecurring items related to aircraft retirement charges, the excess of property insurance proceeds over cost basis of aircraft, net investment gains and losses, ineffective portion of cash flow hedge, reversal of income tax reserves and related accrued interest, and the gain on debt extinguishment. The Company believes that this information is useful to investors as it indicates more clearly the Company's comparative year-to-year results. None of this information should be considered a substitute for any measures prepared in accordance with GAAP. The Company has included its reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures in the accompanying schedules.

Forward-Looking Statements

This press release contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our website or online from the Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.

For further information, please contact Joe Williams, at (901) 346-6162, or visit our website at www.pncl.com.

###

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,
	2009	2008
		(Restated)
Operating revenues
Regional airline services	$214,478	$220,242
Other	2,730	1,550
Total operating revenues	217,208	221,792
Operating expenses
Salaries, wages and benefits	55,402	56,378
Aircraft rentals	30,093	31,411
Ground handling services	21,964	21,651
Aircraft maintenance, materials and repairs	25,311	20,612
Other rentals and landing fees	17,659	19,369
Aircraft fuel	6,197	14,831
Commissions and passenger related expense	5,660	7,183
Depreciation and amortization	9,377	7,586
Other	21,749	21,692
Impairment and aircraft retirement charges	-	1,069
Total operating expenses	193,412	201,782

Operating income	23,796	20,010

Operating income as a percentage of operating revenues	11.0%	9.0%

Nonoperating (expense) income
Interest income	277	1,289
Interest expense	(11,989)	(12,758)
Investment gain	4,233	-
Miscellaneous income, net	101	192
Total nonoperating expense	(7,378)	(11,277)
Income before income taxes	16,418	8,733
Income tax expense	(5,041)	(2,526)
Net income	$11,377	$6,207

Basic earnings per share	$0.63	$0.35

Diluted earnings per share	$0.62	$0.35

Shares used in computing basic earnings per share	17,970	17,867
Shares used in computing diluted earnings per share	18,204	17,891

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Nine Months Ended September 30,
	2009	2008
		(Restated)
Operating revenues
Regional airline services	$629,614	$640,414
Other	6,679	6,873
Total operating revenues	636,293	647,287
Operating expenses
Salaries, wages and benefits	167,999	165,582
Aircraft rentals	90,679	97,439
Ground handling services	70,622	72,712
Aircraft maintenance, materials and repairs	74,800	66,261
Other rentals and landing fees	53,987	52,123
Aircraft fuel	15,968	41,603
Commissions and passenger related expense	15,714	21,438
Depreciation and amortization	26,740	18,566
Other	54,890	68,614
Impairment and aircraft retirement charges	1,980	13,688
Total operating expenses	573,379	618,026

Operating income	62,914	29,261

Operating income as a percentage of operating revenues	9.9%	4.5%

Nonoperating (expense) income
Interest income	1,942	5,326
Interest expense	(34,712)	(31,194)
Investment gain (loss)	3,944	(8,675)
Miscellaneous income, net	445	166
Total nonoperating expense	(28,381)	(34,377)
Income (loss) before income taxes	34,533	(5,116)
Income tax benefit (expense)	1,680	(355)
Net income (loss)	$36,213	$(5,471)

Basic earnings (loss) per share	$2.02	$(0.31)

Diluted earnings (loss) per share	$2.01	$(0.31)

Shares used in computing basic earnings (loss) per share	17,968	17,864
Shares used in computing diluted earnings (loss) per share	18,050	17,864

Pinnacle Airlines Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	September 30, 2009	December 31, 2008
Assets	(Unaudited)	(Restated)
Current assets
Cash and cash equivalents	$81,211	$69,469
Restricted cash	4,158	5,417
Receivables, net	33,486	31,619
Spare parts and supplies, net	18,570	17,106
Prepaid expenses and other assets	6,157	8,160
Assets held for sale	1,020	2,786
Deferred income taxes, net of allowance	10,058	13,908
Income taxes receivable	34,186	31,117
Total current assets	188,846	179,582
Property and equipment
Flight equipment	754,274	721,499
Aircraft pre-delivery payments	10,022	5,721
Other property and equipment	47,336	46,218
Less accumulated depreciation	(77,954)	(53,507)
Net property and equipment	733,678	719,931
Investments	4,078	116,900
Deferred income taxes, net of allowance	-	40,847
Other assets	319,726	33,724
Debt issuance costs, net	3,737	3,711
Goodwill	18,422	18,422
Intangible assets, net	12,784	14,585
Total assets	$1,281,271	$1,127,702

Liabilities and stockholders’ equity
Current liabilities
Current maturities of long-term debt	$35,918	$32,116
Bank line of credit	-	8,275
Senior convertible notes	29,853	10,754
Pre-delivery payment facility	-	4,075
Accounts payable	20,748	30,431
Deferred revenue	24,363	23,851
Accrued expenses and other current liabilities	59,131	74,669
Total current liabilities	170,013	184,171
Senior convertible notes	-	97,683
Noncurrent pre-delivery payment facility	4,910	-
Long-term debt, less current maturities	529,045	502,741
Credit facility	-	90,000
Deferred revenue, net of current portion	182,464	192,191
Deferred income taxes, net of allowance	4,191	-
Other liabilities	295,214	5,182
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value; 40,000,000 shares authorized; 22,792,426 and 22,514,782 shares issued, respectively	228	225
Treasury stock, at cost, 4,450,092 shares	(68,152)	(68,152)
Additional paid-in capital	120,838	119,610
Accumulated other comprehensive loss	(14,916)	(17,172)
Retained earnings	57,436	21,223
Total stockholders’ equity	95,434	55,734
Total liabilities and stockholders’ equity	$1,281,271	$1,127,702

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
 (in thousands)

	Nine Months Ended September 30,
	2009	2008
Cash provided by operating activities	$83,982	$13,827
Cash provided by investing activities	24,325	25,538
Cash used in financing activities	(96,565)	(2,321)
Net increase in cash and cash equivalents	11,742	37,044
Cash and cash equivalents at beginning of period	69,469	26,785
Cash and cash equivalents at end of period	$81,211	$63,829

Pinnacle Airlines Corp.
Pinnacle Operating Statistics (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Change	2009	2008	Change
Other Data:
Revenue passengers (in thousands)	2,953	2,619	13%	8,116	7,770	4%
Revenue passenger miles (“RPMs”) (in thousands)	1,203,519	1,236,067	(3)%	3,504,903	3,622,776	(3)%
Available seat miles (“ASMs”) (in thousands)	1,508,956	1,598,929	(6)%	4,638,257	4,715,054	(2)%
Passenger load factor	79.8%	77.3%	2.5 pts.	75.6%	76.8%	(1.2) pts.
Operating revenue per ASM (in cents)	10.29	9.27	11%	10.03	9.72	3%
Operating cost per ASM (in cents)	9.25	8.51	9%	9.02	8.88	2%
Operating revenue per block hour	$1,454	$1,376	6%	$1,442	$1,381	4%
Operating cost per block hour	$1,307	$1,265	3%	$1,298	$1,261	3%
Block hours	106,802	107,632	(1)%	322,517	331,744	(3)%
Departures	71,002	66,779	6%	206,458	200,568	3%
Average daily utilization (block hours)	8.29	8.74	(5)%	8.36	8.91	(6)%
Average stage length (miles)	404	465	(13)%	427	462	(8)%

Number of operating aircraft (end of period)
CRJ-200	126	124	2%
CRJ-900	16	11	45%
Employees (end of period)	3,903	4,164	(6)%

Pinnacle Airlines Corp.
Colgan Operating Statistics (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Change	2009	2008	Change
Pro-rate Agreements:
Revenue passengers (in thousands)	332	356	(7)%	885	1,082	(18)%
RPMs (in thousands)	58,486	65,192	(10)%	154,100	197,977	(22)%
ASMs (in thousands)	122,642	146,997	(17)%	348,434	446,643	(22)%
Passenger load factor	47.7%	44.3%	3.4 pts.	44.2%	44.3%	(0.1) pts.
Passenger yield (in cents)	73.75	82.26	(10)%	75.16	77.76	(3)%
Operating revenue per ASM (in cents)	35.17	36.48	(4)%	33.24	34.47	(4)%
Operating revenue per block hour	$1,786	$1,804	(1)%	$1,683	$1,675	0%
Block hours	24,152	29,722	(19)%	68,836	91,888	(25)%
Departures	21,273	25,679	(17)%	60,911	77,147	(21)%
Fuel consumption (in thousands of gallons)	2,935	3,918	(25)%	8,340	11,535	(28)%
Average price per gallon	$2.11	$3.79	(44)%	$1.91	$3.61	(47)%
Average fare	$130	$151	(14)%	$131	$142	(8)%

Capacity Purchase Agreement:
Revenue passengers (in thousands)	427	394	8%		1,161	770	51%
RPMs (in thousands)	122,312	109,687	12%		325,113	214,582	52%
ASMs (in thousands)	169,371	175,823	(4	) %	476,134	325,365	46%
Passenger load factor	72.2%	62.4%	9.8 pts.		68.3%	66.0%	2.3 pts.
Operating revenue per ASM (in cents)	11.00	11.36	(3	) %	11.55	10.74	8%
Operating revenue per block hour	$1,540	$1,504	2%		$1,547	$1,413	9%
Block hours	12,103	13,282	(9	) %	35,563	24,741	44%
Departures	8,059	8,641	(7	) %	23,193	15,927	46%

Total Colgan:
Block hours	36,255	43,004	(16)%		104,399	116,629	(10)%
Departures	29,332	34,320	(15)%		84,104	93,074	(10)%
ASMs (in thousands)	292,013	322,820	(10)%		824,568	772,008	7%
Total operating cost per ASM (in cents)	18.44	20.34	(9)%		18.77	25.85	(27)%
Total operating cost per ASM (in cents) (excluding impairment and aircraft lease return costs)	18.44	20.01	(8)%		18.53	24.07	(23)%
Total operating cost per block hour	$1,485	$1,527	(3)%		$1,483	$1,711	(13)%
Total operating cost per block hour (excluding impairment and aircraft lease return costs)	$1,485	$1,502	(1)%		$1,464	$1,593	(8)%
Average daily utilization (block hours)	8.21	7.88	4%		7.89	7.56	4%
Average stage length (miles)	224	221	1%		221	209	6%
Number of operating aircraft (end of period)
Saab 340	34	37	(8)%
Beech 1900	-	4	(100)%
Q400	14	15	(7	) %
Employees	1,326	1,389	(5)%

Pinnacle Airlines Corp.
Reconciliation of Non-GAAP Disclosures (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,
	2009	2008	$ change	% change

GAAP Colgan operating income	$8,110	$7,994	$116	1%
Impairment and aircraft retirement charges	-	1,069	(1,069)	N/A
Non-GAAP Colgan operating income	$8,110	$9,063	$(953)	(11)%

GAAP Colgan operating margin	13.1%	10.9%	2.2	pts.
Impairment and aircraft retirement charges	-	1.5%	(1.5)	pts.
Non-GAAP Colgan operating margin	13.1%	12.4%	0.7	pts.

GAAP operating income	$23,796	$20,010	$3,786	19%
Impairment and aircraft retirement charges	-	1,069	(1,069)	N/A
Non-GAAP operating income	$23,796	$21,079	$2,717	13%

GAAP operating margin	11.0%	9.0%	2.0	pts.
Impairment and aircraft retirement charges	-	0.5%	(0.5)	pts.
Non-GAAP operating margin	11.0%	9.5%	1.5	pts.

GAAP pre tax income	$16,418	$8,733	$7,685	88%
Impairment and aircraft retirement charges	-	1,069	(1,069)	N/A
Net investment gain	(4,233)	-	(4,233)	N/A
Non-GAAP pre-tax income	$12,185	$9,802	$2,383	24%

GAAP net income	$11,377	$6,207	$5,170	83%
Impairment and aircraft retirement charges, net of tax	-	674	(674)	N/A
Net investment gain, net of tax	(4,054)	-	(4,054)	N/A
Non-GAAP net income	$7,323	$6,881	$442	6%

GAAP EPS	$0.62	$0.35	$0.27	77%
Impairment and aircraft retirement charges, net of tax	-	0.03	(0.03)	N/A
Net investment gain, net of tax	(0.22)	-	(0.22)	N/A
Non-GAAP EPS	$0.40	$0.38	$0.02	5%

Pinnacle Airlines Corp.
Reconciliation of Non-GAAP Disclosures (Unaudited)
(in thousands, except per share data)
	Nine Months Ended September 30,
	2009	2008	$ change	% change
GAAP Colgan operating income (loss)	$16,332	$(10,491)	$26,823	(256)%
Impairment and aircraft retirement charges	1,980	13,688	(11,708)	(86)%
Excess of property insurance proceeds over cost basis of aircraft	(835)	-	(835)	N/A
Non-GAAP Colgan operating income	$17,477	$3,197	$14,280	447%

GAAP Colgan operating margin	9.5%	(5.5)%	15.0	pts.
Impairment and aircraft retirement charges	1.2%	7.2%	(6.0)	pts.
Excess of property insurance proceeds over cost basis of aircraft	(0.5)%	-	(0.5)	pts.
Non-GAAP Colgan operating margin	10.2%	1.7%	8.5	pts.

GAAP operating income	$62,914	$29,261	$33,653	115%
Impairment and aircraft retirement charges	1,980	13,688	(11,708)	(86)%
Excess of property insurance proceeds over cost basis of aircraft	(835)	-	(835)	N/A
Non-GAAP operating income	$64,059	$42,949	$21,110	49%

GAAP operating margin	9.9%	4.5%	5.4	pts.
Impairment and aircraft retirement charges	0.3%	2.1%	(1.8)	pts.
Excess of property insurance proceeds over cost basis of aircraft	(0.1)%	-	(0.1)	pts.
Non-GAAP operating margin	10.1%	6.6%	3.5	pts.

GAAP pre-tax income (loss)	$34,533	$(5,116)	$39,649	(775)%
Impairment and aircraft retirement charges	1,980	13,688	(11,708)	(86)%
Excess of property insurance proceeds over cost basis of aircraft	(835)	-	(835)	N/A
Net investment (gain) loss	(3,944)	8,675	(12,619)	(145)%
Ineffective portion of hedge	1,424	-	1,424	N/A
Reversal of interest on tax reserves	(2,926)	-	(2,926)	N/A
Gain on debt extinguishment	(1,857)	-	(1,857)	N/A
Non-GAAP pre-tax income	$28,375	$17,247	$11,128	65%

GAAP net income (loss)	$36,213	$(5,471)	$41,684	(762)%
Impairment and aircraft retirement charges, net of tax	1,280	8,828	(7,548)	(86)%
Excess of property insurance proceeds over cost basis of aircraft, net of tax	(540)	-	(540)	N/A
Net investment (gain) loss, net of tax	(3,777)	8,309	(12,086)	(145)%
Ineffective portion of hedge, net of tax	921	-	921	N/A
Reversal of interest on tax reserves, net of tax	(1,849)	-	(1,849)	N/A
Gain on debt extinguishment, net of tax	(1,122)	-	(1,122)	N/A
IRS settlement	(13,551)	-	(13,551)	N/A
Non-GAAP net income	$17,575	$11,666	$5,909	51%

GAAP EPS	$2.01	$(0.31)	$2.32	(748)%
Impairment and aircraft retirement charges, net of tax	0.07	0.49	(0.42)	(86)%
Excess of property insurance proceeds over cost basis of aircraft, net of tax	(0.03)	-	(0.03)	N/A
Net investment (gain) loss, net of tax	(0.21)	0.47	(0.68)	(145)%
Ineffective portion of hedge, net of tax	0.05	-	0.05	N/A
Reversal of interest on tax reserves, net of tax	(0.11)	-	(0.11)	N/A
Gain on debt extinguishment, net of tax	(0.06)	-	(0.06)	N/A
IRS settlement	(0.75)	-	(0.75)	N/A
Non-GAAP EPS	$0.97	$0.65	$0.32	49%